Exhibit 99.1


           Access National Q3 Earnings* Increase 138% to $1.7 Million


    RESTON, Va.--(BUSINESS WIRE)--Oct. 25, 2005--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported 2005 third-quarter net income of $1.7 million, compared to $0.7 million in 2004, excluding extra-ordinary income recorded in 2004. he 138% increase over third quarter 2004 does not contemplate extra-ordinary income of $330 thousand (after-tax) reported in 2004 from the acquisition of United First Mortgage. Basic earnings per share rose at a similar pace to $0.43 for the quarter ended September 30, 2005 compared to $0.18 per share for the same period of 2004. Diluted earnings for the same periods were $0.36 and $0.15 respectively.
    Net income for the first nine months of 2005 was $4.2 million, an increase of 63% over the same period in 2004. Basic earnings per share for the same period increased 53% from $0.70 in 2004 to $1.07 in 2005; diluted earnings per share increased 58%, from $0.57 in 2004 to $0.90 in 2005. Return on average assets improved from 1.10% in 2004 to 1.14% in 2005. Return on average equity was 17.97% in 2005 compared to 15.66% in 2004, up 15%.
    Third quarter 2005 earnings climbed as a result of strong contributions in all key aspects of the company's revenue drivers. Total assets increased 35% to $527 million due mainly to the growth in loans and the investment portfolio. Total deposits increased by 45% to $367 million, while total loans increased 27% to $353 million compared to the prior year. The portfolio of investments securities available for sale grew by 218% to $71.7 million.
    Fee income from the sale of mortgage loans for the first nine months of 2005 was $19.1 million, up 21% over the same period in 2004. Net income for the mortgage subsidiary increased by 344% to $631 thousand for the third quarter of 2005 compared to $142 thousand for the same period in 2004. The quarterly increase in mortgage banking income was driven in part by the continued refinancing activity. The mortgage business benefited with increased operational efficiencies, and increased revenues from the four new offices opened in 2005.
    Due to continued growth in the loan portfolio, the provision for loan losses totaled $0.3 million for the third quarter of 2005 compared to $0.2 million in the third quarter of 2004. The provision for the first nine months of 2005 was $0.8 million compared to $0.6 million for the same period in 2004. The allowance for loan losses represented 1.37% of outstanding loans at September 30, 2005 compared to 1.14% at September 30, 2004.
    Net interest income for the third quarter of 2005 increased 43% over 2004, driven by strong loan growth and the growth in the Bank's investment portfolio.
    Non-interest expense increased $1.9 million or 21.1% from the third quarter of 2004 to the third quarter of 2005, due to increased salary, advertising and promotional expenses and other administrative expenses. The corporation added 53 employees in the first nine months of 2005.
    A summary of the operating performance and financial condition for the reporting period is attached.
    Access National Corporation is the parent of Access National Bank, an independent nationally chartered bank. The Bank, established in December, 1999, serves the business community in the greater DC Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation provides residential mortgage loans to bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.accessnationalbank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".
    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC filings.


                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                     September 30 September 30 Percent
At period end (unaudited)                2005         2004      Change
----------------------------------------------------------------------

Assets                                $  526,573   $  390,250      35%
Average assets (LTM)                     437,246      299,339      46%
Loans held for investment                352,974      277,040      27%
Loans held for sale                       55,571       57,310      -3%
Mortgage loan originations               751,591      593,405      27%
Investment Securities                     71,741       22,554     218%
Earning assets                           501,315      379,244      32%
Deposits                                 366,702      253,669      45%
Stockholders' equity                      29,831       25,476      17%
Average loans held for investment        304,487      276,454      10%
Average earning assets                   431,525      305,285      41%
Average interest bearing liabilities     344,779      230,573      50%
Average stockholders equity (LTM)         27,625       20,992      32%
Net income (YTD), before extra-
 ordinary income                           4,248        2,269      87%
Net income (YTD)                           4,248        2,599      63%
Net income (LTM)                           4,964        3,288      51%
Common shares outstanding              3,975,951    3,950,613       1%
Book value                                  7.50         6.45      16%
Basic EPS, before extra-ordinary
 income                               $     1.07   $     0.62      73%
Basic EPS                             $     1.07   $     0.70      53%
Diluted EPS, before extra-ordinary
 income                               $     0.90   $     0.50      80%
Diluted EPS                           $     0.90   $     0.57      58%
Average outstanding shares
   Basic                               3,962,086    3,687,695       7%
   Diluted                             4,710,768    4,543,282       4%
Return on average assets (LTM)              1.14%        1.10%      3%
Return on average equity (LTM)             17.97%       15.66%     15%
Net Interest Margin                         3.39%        3.60%     -6%
Allowance for loan losses                  4,841        3,148      54%
Allowance for loan losses/loans held
 for investment                             1.37%        1.14%     21%
Non-performing assets                      1,409        1,500      -6%
Non-performing assets/loans held for
 investment                                 0.40%        0.54%    -26%
Net charge-offs to average loans
 (YTD)                                      0.00%        0.00%      0%

(LTM - Last Twelve Months)


                     Access National Corporation
                      Consolidated Balance Sheet

                                             September 30 December 31
                                             ------------ ------------
                                                 2005         2004
                                             ------------ ------------
(In Thousands)                                (unaudited)
-------------------------------------------- ------------ ------------

ASSETS

 Cash and due from banks                     $    12,985  $    10,998

 Interest bearing balances                        20,269       19,534

 Securities available for sale, at fair
  value                                           71,741       51,378

 Loans held for sale                              55,571       36,245

 Loans held for investment net of allowance
  for loan losses of $4,841 and $4,019
  respectively                                   348,133      288,575

 Premises, Equipment and Land                      9,814        8,822

 Other assets                                      8,060        4,546

                                             ------------ ------------
   Total assets                              $   526,573  $   420,098
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
 Non-interest bearing deposits               $    81,787  $    94,108

 Savings and interest bearing deposits           147,905      103,274

 Time Deposits                                   137,010      120,011
                                             ------------ ------------

   Total deposits                                366,702      317,393

 Short-term borrowings                            91,520       37,079

 Long-term borrowings                             22,839       27,000

 Subordinated debentures                          10,311       10,311

 Other liabilities and accrued expenses            5,370        2,317

                                             ------------ ------------
   Total Liabilities                             496,742      394,100
                                             ------------ ------------

SHAREHOLDERS' EQUITY
 Common stock $1.67 par value; 30,000,000
  authorized; issued and outstanding,
  3,975,951 and 3,957,074 shares
  respectively                                     6,640        6,608

 Surplus                                           9,115        9,067

 Retained earnings                                14,578       10,330

 Accumulated other comprehensive income
  (loss)                                            (502)          (7)

                                             ------------ ------------
   Total shareholders' equity                     29,831       25,998
                                             ------------ ------------

                                             ------------ ------------
   Total liabilities and shareholders'
    equity                                   $   526,573  $   420,098
                                             ============ ============


                     Access National Corporation
                 Consolidated Statement of Operations

                                  Three Months Nine Months Nine Months
                                     Ended        Ended       Ended
(In Thousands Except for Share     09/30/05     09/30/05    09/30/04
 Data)                            (unaudited)  (unaudited) (unaudited)
--------------------------------- ------------ ----------- -----------

INTEREST INCOME
   Interest and fees on loans     $     6,847  $   17,612  $   11,998

   Interest on federal funds sold
    & bank balances                        56         175          48

   Interest on securities                 658       1,761         606
                                  ------------ ----------- -----------
       Total interest income            7,561      19,548      12,652

INTEREST EXPENSE
   Interest on deposits                 2,276       6,186       2,876

   Interest on other borrowings         1,074       2,400       1,534
                                  ------------ ----------- -----------
       Total interest expense           3,350       8,586       4,410
                                  ------------ ----------- -----------
       Net interest income              4,211      10,962       8,242

Provision for loan losses                 325         822         591
                                  ------------ ----------- -----------
Net interest income after
 provision for loan losses              3,886      10,140       7,651

NON-INTEREST INCOME
   Service charges and fees                86         183         126

   Gain on sale of loans                7,496      19,110      15,836

   Other Income                         1,793       5,382       4,212
                                  ------------ ----------- -----------
       Total non-interest income        9,375      24,675      20,174

NON-INTEREST EXPENSE
   Salaries and benefits                5,994      15,770      14,571

   Occupancy and equipment                603       1,697       1,846

   Other operating expense              4,044      10,829       7,937
                                  ------------ ----------- -----------
       Total non-interest expense      10,641      28,296      24,354
                                  ------------ ----------- -----------
Income before income tax                2,620       6,519       3,471

Income tax expense                        911       2,271       1,202
                                  ------------ ----------- -----------
Net Income before extra-ordinary
 income                           $     1,709  $    4,248  $    2,269

Extra-ordinary income
   Gain on acquisition of
    subsidiary, net of income tax $         -  $        -  $      330

                                  ------------ ----------- -----------
NET INCOME                        $     1,709  $    4,248  $    2,599
                                  ============ =========== ===========

Earnings per common share:
Basic, before extraordinary
 income                           $      0.43  $     1.07  $     0.62
                                  ============ =========== ===========
Basic                             $      0.43  $     1.07  $     0.70
                                  ============ =========== ===========
Diluted, before extra-ordinary
 income                           $      0.36  $     0.90  $     0.50
                                  ============ =========== ===========
Diluted                           $      0.36  $     0.90  $     0.57
                                  ============ =========== ===========

Average outstanding shares:
Basic                               3,966,925   3,962,086   3,687,695
Diluted                             4,765,007   4,710,768   4,543,282




    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100